                                                                     Exhibit 3.8

ROSS MILLER
Secretary of State
206 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Dream Shot Inc.

2. The articles have been amended as follows (provide article numbers, if available):

FIRST. The name of the corporation is Live Virtual Golf Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 73%

4. Effective date of filing (optional): Date:                    Time:
                  (must be no later than 90 days after the certificate is filed)

5. Signature (Required)

/s/
------------------------------
Signature of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
ROSS MILLER                                                      Document Number
Secretary of State                                                20100137195-69
206 North Carson Street, Suite 1                            Filing Date and Time
Carson City, Nevada 89701-4520                                03/04/2010 8:00 AM
(775) 684-5708                                                     Entity Number
Website: www.nvsos.gov                                             E0249342008-1

                                                          Filed in the office of

Certificate of Amendment                                  /s/ Ross Miller
(PURSUANT TO NRS 78.385 AND 78.390)                       ROSS MILLER
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Live Virtual Golf Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The First Article is amended to read as follows:

     "First. The name of the corporation is DSG TAG Systems Inc."

The Fourth Article is amended to read as follows:

     "Fourth. That the total number of stock authorized that may be issued by the corporation is twenty-five thousand (25,000) shares of common stock, par value $0.001, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:   6,122 of 8,747
                                                         outstanding shares

4. Effective date of filing (optional): Date:                    Time:
                  (must be no later than 90 days after the certificate is filed)

5. Signature (Required)

/s/
------------------------------
Signature of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
ROSS MILLER                                                      Document Number
Secretary of State                                                20100140926-85
206 North Carson Street, Suite 1                            Filing Date and Time
Carson City, Nevada 89701-4520                                03/05/2010 8:50 AM
(775) 684-5708                                                     Entity Number
Website: www.nvsos.gov                                             E0249342008-1

                                                          Filed in the office of

Certificate of Amendment                                  /s/ Ross Miller
(PURSUANT TO NRS 78.385 AND 78.390)                       ROSS MILLER
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

DSG Tag Systems Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The Fourth Article is amended to read as follows:

     "Fourth. That the total number of stock authorized that may be issued by the corporation is one hundred million (100,000,000) shares of common stock, par value $0.001, and no other class of stock shall be authorized.
     Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:   6,122 of 8,747
                                                         outstanding shares

4. Effective date of filing (optional): Date:                    Time:
                  (must be no later than 90 days after the certificate is filed)

5. Signature (Required)

/s/
------------------------------
Signature of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.